Exhibit 99.2

For More Information:

Kim Rogers or Dave Fore
Hayden IR
(646) 419-4300
kim@haydenir.com / dave@haydenir.com

WidePoint Corporation Reports Second Quarter 2018 Results

McLean, VA, August 14, 2018 – WidePoint Corporation (NYSE American: WYY), provider of Trusted Mobility Management (TM2) specializing in Telecommunication Lifecycle Management, Identity Management, and Bill Presentment & Analytics solutions, announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Summary (Comparisons versus Second Quarter 2017)

•	Revenue was $17.5 million compared to $18.9 million
•	Gross profit improved 8% to $3.5 million
•	Operating expenses declined 12% to $4.0 million
•	Net loss reduced to $0.5 million from $1.3 million
•	Adjusted EBITDA was $0.1 million as compared to ($0.4) million

First Half 2018 Summary (Comparisons versus First Half 2017)

•	Revenue was $37.6 million compared to $37.5 million
•	Gross profit improved 6% to $7.1 million
•	Operating expenses declined 13% to $8.0 million
•	Net loss reduced to $0.9 million from $2.5 million
•	Adjusted EBITDA was $0.2 million as compared to ($1.2) million

"I’m pleased to report four consecutive quarters of positive Adjusted EBITDA due to the progress we’ve made on capturing higher margin revenue opportunities and our cost savings initiatives. Over the past six months alone, we’ve reduced our operating expenses by almost $1.2 million,” stated Jin Kang, WidePoint’s President and Chief Executive Officer. “Meanwhile, we are aggressively working to grow our topline and to improve our sales pipeline with both new and existing customers through the marketing and cross-selling of our leading technology solutions, particularly our TM2 offering. We are positioning the company for profitable growth.”

Kito Mussa, WidePoint's Chief Financial Officer, added, “While our second quarter revenue declined due to timing of resale revenue, we improved our gross profit, continued to narrow our GAAP net loss, and continued to be Adjusted EBITDA positive. We will remain focused on managing costs as we work to grow our top-line.”

Second Quarter 2018 Financial Summary (Comparisons versus Second Quarter 2017)

(in millions, except per share amounts)	June 30, 2018	June 30, 2017
Revenues	$17.5	$18.9
Gross Profit (% of Revenue)	$3.5 (20%)	$3.3 (17%)
Operating Expenses	$4.0	$4.5
Loss from Operations	$(0.4)	$(1.3)
Net Loss	$(0.5)	$(1.3)
Basic and Diluted Earnings per Share (EPS)	$(0.01)	$(0.02)
Adjusted EBITDA	$0.1	$(0.4)

First Half 2018 Financial Summary (Comparisons versus First Half 2017)

(in millions, except per share amounts)	June 30, 2018	June 30, 2017
Revenues	$37.6	$37.5
Gross Profit (% of Revenue)	$7.1 (19%)	$6.7 (18%)
Operating Expenses	$8.0	$9.2
Loss from Operations	$(0.9)	$(2.4)
Net Loss	$(0.9)	$(2.5)
Basic and Diluted Earnings per Share (EPS)	$(0.01)	$(0.03)
Adjusted EBITDA	$0.2	$(1.2)

•	Cash and cash equivalents was approximately $5.3 million as of June 30, 2018.
•	The outstanding balance on the credit facility was $155,000 as of June 30, 2018.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net loss to Adjusted EBITDA is included on the schedules attached hereto.

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Tuesday, August 14, 2018. Interested parties should call 1-877-451-6152 if calling within the United States or 1-201-389-0879 if calling internationally. There will be a playback available until August 28, 2018. To listen to the playback, please call 1 844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use PIN code 13681584 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=130500.

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of technology-based management solutions including telecom management, mobile management, access management and identity management. For more information, visit www.widepoint.com.

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WIDEPOINT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,363,830	$5,272,457
Accounts receivable, net of allowance for doubtful accounts
of $97,745 and $107,618 in 2018 and 2017, respectively	6,660,434	8,131,025
Unbilled accounts receivable	7,871,908	8,131,448
Other current assets	795,374	767,944

Total current assets	20,691,546	22,302,874

NONCURRENT ASSETS
Property and equipment, net	1,129,318	1,318,420
Intangibles, net	3,395,084	3,671,506
Goodwill	18,555,578	18,555,578
Other long-term assets	146,727	44,553

Total assets	$43,918,253	$45,892,931

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$155,094	$-
Accounts payable	6,089,583	7,266,212
Accrued expenses	9,315,474	9,796,350
Deferred revenue	2,244,145	2,348,578
Current portion of long term debt	96,762	101,591
Current portion of other term obligations	98,279	203,271

Total current liabilities	17,999,337	19,716,002

NONCURRENT LIABILITIES
Long-term debt, net of current portion	185,047	232,109
Other term obligations, net of current portion	65,697	78,336
Deferred revenue	691,899	264,189
Deferred tax liability	393,610	392,229

Total liabilities	19,335,590	20,682,865

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 84,062,446 and
83,031,595 shares issued; 83,081,595 and 83,031,595 shares outstanding, respectively	83,082	83,032
Additional paid-in capital	94,542,525	94,200,237
Accumulated other comprehensive loss	(157,858)	(122,461)
Accumulated deficit	(69,885,086)	(68,950,742)

Total stockholders’ equity	24,582,663	25,210,066

Total liabilities and stockholders’ equity	$43,918,253	$45,892,931

WIDEPOINT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2018	2017	2018	2017
	(Unaudited)
REVENUES	$17,544,338	$18,880,506	$37,623,957	$37,492,745
COST OF REVENUES (including amortization and depreciation
of $258,201, $294,803, $554,165, and $576,627, respectively)	13,997,185	15,589,330	30,524,797	30,771,965

GROSS PROFIT	3,547,153	3,291,176	7,099,160	6,720,780

OPERATING EXPENSES
Sales and marketing	444,945	628,319	979,582	1,177,178
General and administrative expenses (including share-based
compensation of $195,934, $134,062, $320,338 and
$219,079, respectively)	3,427,301	3,789,980	6,780,642	7,622,220
Product development	-	56,426	-	207,799
Depreciation and amortization	110,463	71,189	207,849	142,939

Total operating expenses	3,982,709	4,545,914	7,968,073	9,150,136

LOSS FROM OPERATIONS	(435,556)	(1,254,738)	(868,913)	(2,429,356)

OTHER (EXPENSE) INCOME
Interest income	2,077	2,566	5,403	9,593
Interest expense	(23,937)	(12,849)	(49,887)	(22,417)
Other (expense) income	3	(875)	1	3,299

Total other (expense) income	(21,857)	(11,158)	(44,483)	(9,525)

LOSS BEFORE INCOME TAX PROVISION	(457,413)	(1,265,896)	(913,396)	(2,438,881)
INCOME TAX PROVISION	14,758	34,279	20,948	15,511

NET LOSS	$(472,171)	$(1,300,175)	$(934,344)	$(2,454,392)

BASIC LOSS PER SHARE	$(0.01)	$(0.02)	$(0.01)	$(0.03)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	83,081,597	82,845,449	83,061,707	82,843,631

DILUTED LOSS PER SHARE	$(0.01)	$(0.02)	$(0.01)	$(0.03)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	83,081,597	82,845,449	83,061,707	82,843,631

WIDEPOINT CORPORATION

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
NET LOSS	$(472,200)	$(1,300,200)	$(934,300)	$(2,454,400)
Adjustments to GAAP net income (loss):
Depreciation and amortization	368,600	366,200	761,800	719,800
Amortization of deferred financing costs	7,000	-	14,800	-
Income tax provision (benefit)	14,700	34,300	20,900	15,500
Interest income	(2,100)	(2,600)	(5,400)	(9,600)
Interest expense	23,900	12,800	49,900	22,400
Other (expense) income	-	900	-	(3,300)
Provision for doubtful accounts	-	17,100	(5,800)	31,200
Gain on sale of assets held for sale	-	(66,700)	-	(66,700)
Loss on disposal of leasehold improvements	-	176,700	-	172,800
Severance and exit costs	-	187,500	-	187,500
Stock-based compensation expense	195,900	134,100	320,300	219,100

Adjusted EBITDA	$135,800	$(439,900)	$222,200	$(1,165,700)